BlackRock Funds II
BlackRock Managed Income Fund
(the "Fund")

77D(g)
Policies with respect to security investments

On July 29, 2016, the Board of Trustees (the "Board") of BlackRock Funds II approved certain changes to the Fund. In particular, the Board approved a change in the name of the Fund to "BlackRock Managed Income Fund" and certain changes to the Fund's investment objective and investment strategies, including eliminating the Fund's non-fundamental policy to invest, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in investment grade bonds and investments that are the economic equivalent of investment grade bonds. The Board also approved a change in the Fund's fiscal year-end from September 30 to December 31 and a change in the Fund's distribution policy. Further, the Board approved the addition of Investor C Shares and a reduction in the existing contractual expense caps for Investor A, Institutional and Class K Shares. In addition, Fund management determined to make certain changes to the Fund's portfolio management team and the benchmark index against which the Fund compares its performance. Fund management also determined to make certain changes to reduce the breakpoint at which the front-end sales charge is eliminated for purchases of Investor A Shares of the Fund. All of these changes became effective on October 1, 2016.
Effective on October 1, 2016, the following changes were made to the Fund's Summary Prospectus and Prospectus, as applicable:
Change in the Fund's Name
The BlackRock Investment Grade Bond Portfolio was renamed BlackRock Managed Income Fund.
Change in the Fund's Investment Objective
The section of the Summary Prospectus entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Investment Objective" and the section of the Prospectus entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Investment Objective" were deleted in their entirety and replaced with the following:
Investment Objective
The investment objective of the BlackRock Managed Income Fund (the "Managed Income Fund" or the "Fund") is to seek to maximize current income with consideration for risk-managed total return. Change in the Fund's Investment Strategies and Risks
The section of the Summary Prospectus entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Principal Investment Strategies of the Fund" and the section of the Prospectus entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Principal Investment Strategies of the Fund" were deleted in their entirety and replaced with the following:
Principal Investment Strategies of the Fund
The Fund may invest up to 100% of its assets in fixed-income securities and up to 30% of its assets in equity securities. The Fund may also gain exposure to such fixed-income securities and equity securities by investing in BlackRock fixed-income and/or equity mutual funds ("underlying funds") and affiliated and unaffiliated exchange-traded funds ("ETFs").

With respect to the Fund's fixed-income investments, the Fund may invest in fixed-income securities such as corporate bonds and notes, commercial and residential mortgage-backed securities (including collateralized mortgage obligations ("CMOs")), asset-backed securities, municipal securities, preferred securities, pass-through securities, U.S. Treasuries and agency securities, and securities issued or guaranteed by foreign governments, their agencies or instrumentalities, and floating rate securities (such as bank loans). The Fund may also invest in non- investment grade bonds (high yield, junk bonds or distressed securities), non-investment grade bank loans, non-dollar denominated bonds and bonds of emerging market issuers. The Fund's investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis.
The average portfolio duration of the Fund will vary based on the management team's forecast of interest rates and there are no limits regarding portfolio duration or average maturity.
With respect to the Fund's equity investments, the Fund may invest in common stock, preferred stock, securities convertible into common and preferred stock and non-convertible preferred stock. The Fund generally intends to invest in dividend paying stocks. From time to time, the Fund may invest in shares of companies through initial public offerings ("IPOs"). The Fund may invest in securities of both U.S. or non-U.S. issuers without limit, which can be U.S. dollar based or non-U.S. dollar based and may be currency hedged or unhedged. The Fund may invest in securities of companies of any market capitalization. In addition, the Fund may invest in structured notes that provide exposure to covered call options or other types of financial instruments.
The Fund may, when consistent with its investment objective, buy or sell options or futures on a security or an index of securities, or enter into swaps, and foreign currency transactions (collectively, commonly known as derivatives). The Fund's use of derivatives will be primarily as part of a strategy designed to reduce exposure to other risks, such as currency risk. The Fund may also use derivatives as a substitute for taking a position in the underlying asset. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The underlying funds and ETFs in which the Fund invests may, to varying degrees, also invest in derivatives. The Fund may also engage in option writing to generate additional income in the portfolio. As part of the Fund's risk management process, the Fund may allocate, without limitation, assets into cash or short-term fixed-income securities, and away from riskier assets such as equity and high yield fixed-income securities.
The Fund may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.
The section of the Prospectus entitled "Details About the Funds
- How Each Fund Invests - Investment Process" was amended to remove all references to the Investment Grade Bond Portfolio and to add the following:
With respect to the Managed Income Fund:




The management team will tactically allocate to asset classes around the world that are deemed to offer attractive levels of income relative to the level of expected risk. The team will generally invest at least 70% in fixed-income securities and seek to manage the portfolio to generate a stable cash flow and dividend yield.




In selecting fixed-income investments, the management team evaluates sectors of the bond market including, but not limited to, U.S. Treasuries and agency securities, commercial and residential mortgage backed securities, collateralized mortgage obligations ("CMOs"), asset-backed securities and corporate bonds. The management team may shift the Fund's assets among these and other various sectors based upon changing market conditions.




In selecting equity investments, the management team will generally use a bottom-up approach, with an emphasis on dividend yield, in addition to standard analysis of earnings growth and valuation. The Fund will invest in stocks that the management team believes offer attractive returns through long-term capital appreciation and income.




The securities, underlying funds and exchange-traded funds
("ETFs") in which the Fund invests are selected primarily to achieve the target sector allocations set by the management team on an ongoing basis. Factors such as fund classification, historical risk and performance, and the relationship to other underlying funds and ETFs are considered in the selection process. Securities, underlying funds and ETFs are purchased for the Fund when the management team believes that they have the potential for income generation and above-average total return.




As part of the Fund's risk management process, the Fund may allocate without limitation assets into cash or short-term fixed-income securities, and away from riskier assets such as equity and high yield fixed-income securities.
The section of the Prospectus entitled "Details About the Fund - How Each Fund Invests - Investment Grade Bond Portfolio" was deleted in its entirety and replaced with the following:
Managed Income Fund
Investment Objective
The investment objective of the Managed Income Fund is to seek to maximize current income with consideration for risk-managed total return. The investment objective is a non-fundamental policy of the Fund and may not be changed without 30 days' prior notice to shareholders.
Principal Investment Strategies
The Fund may invest up to 100% of its assets in fixed-income securities and up to 30% of its assets in equity securities. The Fund may also gain exposure to such equity securities and fixed-income securities by investing in BlackRock fixed-income and/or equity mutual funds ("underlying funds") and affiliated and unaffiliated ETFs. In addition, the Fund may invest in structured notes that provide exposure to covered call options or other types of financial instruments. See "Information About Underlying Funds and ETFs."
With respect to the Fund's fixed-income investments, the Fund may invest in fixed-income securities such as corporate bonds and notes, commercial and residential mortgage-backed securities (including CMOs), asset-backed securities, CMOs, municipal securities, preferred securities, pass-through securities, U.S. Treasuries and agency securities, and securities issued or guaranteed by foreign governments, their agencies or instrumentalities, and floating rate securities (such as bank loans). The Fund may also invest in non-investment grade bonds (high yield, junk bonds or distressed securities), non-investment grade bank loans, non-dollar denominated bonds and bonds of emerging market issuers. The Fund's investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis.
Non-investment grade bonds acquired by the Fund will generally be in the lower categories of the major rating agencies at the time of purchase (BB or lower by Standard & Poor's, a division of the McGraw Hill Companies ("S&P"), or Ba or lower by Moody's Investors Services, Inc. ("Moody's")) or will be determined by the management team to be of similar quality. Split rated bonds will be considered to have the higher credit rating. The average portfolio duration of the Fund will vary based on the management team's forecast of interest rates and there are no limits regarding portfolio duration or average maturity.
With respect to the Fund's equity investments, the Fund may invest in common stock, preferred stock, securities convertible into common and preferred stock and non-convertible preferred stock. The Fund generally intends to invest in dividend paying stocks. From time to time, the Fund may invest in shares of companies through initial public offerings ("IPOs"). The Fund may invest in securities of both U.S. or non-U.S. issuers without limit, which can be U.S. dollar based or non-U.S. dollar based and may be currency hedged or unhedged. The Fund may invest in securities of companies of any market capitalization. The Fund may, when consistent with its investment objective, buy or sell options or futures on a security or an index of securities, or enter into swaps, and foreign currency transactions (collectively, commonly known as derivatives). The Fund's use of derivatives will be primarily as part of a strategy designed to reduce exposure to other risks, such as currency risk. The Fund may also use derivatives as a substitute for taking a position in the underlying asset. The Fund may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as reverse repurchase agreements or dollar rolls). The underlying funds and ETFs in which the Fund invests may, to varying degrees, also invest in derivatives. The Fund may also engage in option writing to generate additional income in the portfolio. As part of the Fund's risk management process, the Fund may allocate, without limitation, assets into cash or short-term fixed-income securities, and away from riskier assets such as equity and high yield fixed-income securities.
The Fund may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.
The section of the Prospectus entitled "Details About the Fund - How Each Fund Invests - Other Strategies" was amended to delete the following other strategies solely with respect to the Fund:
"Investment Companies" and "Temporary Defensive Strategies."
The name of the section of the Prospectus entitled "Details About the Funds - How Each Fund Invests - Investment Risks -
 Principal Risks of Investing in a Fund" was changed to "Details About the Funds - How Each Fund Invests - Investment Risks - Principal Risks of Investing in a Fund (Other Than the Managed Income Fund)," and all references to the Investment Grade Bond Portfolio were removed from this section of the Prospectus.
The section of the Summary Prospectus entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Principal Risks of Investing in the Fund" and the section of the Prospectus entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Principal Risks of Investing in the Fund" were deleted in their entirety and replaced with the following, and the section of the Prospectus entitled "Details About the Funds - How Each Fund Invests - Investment Risks" was amended to add the following sub-section:
Principal Risks of Investing in the Managed Income Fund, the Underlying Funds and/or the ETFs
This section contains a discussion of the general risks of investing in the Managed Income Fund. The "Investment Objectives and Policies" section in the SAI also includes more information about the Managed Income Fund, its investments and the related risks. As with any fund, there can be no guarantee that the Managed Income Fund will meet its investment objective or that the Fund's performance will be positive for any period of time. An investment in the Managed Income Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or by any bank or governmental agency.
The Managed Income Fund is subject to the same risks as the underlying funds and ETFs in which it invests. The Fund is also subject to the risks associated with the securities in which it invests directly. The Managed Income Fund may invest in underlying funds and ETFs which invest in fixed-income and equity securities. The principal risks set forth below are the principal risks of investing in the Managed Income Fund, the underlying funds and/or the ETFs. In the following discussion, references to the "Fund" shall mean any one or more of the relevant underlying funds or the ETFs and the Managed Income Fund, where applicable.




Affiliated Fund Risk - In managing the Fund, BlackRock will have authority to select and substitute underlying funds and/or ETFs. BlackRock may be subject to potential conflicts of interest in selecting underlying funds and/or
ETFs because the fees paid to BlackRock by some underlying funds and/or ETFs are higher than the fees paid by other underlying funds and/or ETFs. However, BlackRock is a fiduciary to the Fund and is legally obligated to act in the Fund's best interests when selecting underlying funds and/or ETFs. If an underlying fund or ETF holds interests in an affiliated fund, the Fund may be prohibited from purchasing shares of that underlying fund or ETF.




Allocation Risk - The Fund's ability to achieve its investment goal depends upon BlackRock's skill in determining the Fund's strategic asset class allocation and in selecting the best mix of underlying funds and/or ETFs and direct investments. There is a risk that BlackRock's evaluations and assumptions regarding asset classes, underlying funds and/or ETFs may be incorrect in view of actual market conditions. In addition, there is no guarantee that the underlying funds and/or ETFs will achieve their investment objectives, and the underlying funds' and/or ETFs' performance may be lower than the performance of the asset class which they were selected to represent. The underlying funds and/or ETFs may change their investment objectives or policies without the approval of the Fund. If an underlying fund or ETF were to change its investment objective or policies, the Fund might be forced to withdraw its investment from the underlying fund or ETF at a disadvantageous time and price.




Borrowing Risk - Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund's return. Borrowing may cause the Fund to liquidate positions when it may not be advantageous to do so to satisfy its obligations.




Concentration Risk - To the extent that the Fund's portfolio reflects concentration in the securities of issuers in a particular region, market, industry, group of industries, country, group of countries, sector or asset class, the Fund may be adversely affected by the performance of those securities, may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that region, market, industry, group of industries, country, group of countries, sector or asset class.




Convertible Securities Risk - The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer's credit rating or the market's perception of the issuer's creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risks that apply to the underlying common stock.




Corporate Loans Risk - Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate
("LIBOR") or the prime rates of U.S. banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates than investments that pay a fixed rate of interest.
However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties in selling its corporate loans. Transactions in corporate loans may settle on a delayed basis. As a result, the proceeds from the sale of corporate loans may not be readily available to make additional investments or to meet the Fund's redemption obligations. To the extent the extended settlement process gives rise to short-term liquidity needs, the Fund may hold additional cash, sell investments or temporarily borrow from banks and other lenders. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Fund may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Fund may become a member of the syndicate.

The market for corporate loans may be subject to irregular trading activity and wide bid/ask spreads.
The corporate loans in which the Fund invests are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower's obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.




Counterparty Risk - The counterparty to a structured note or other instrument in which the Fund may invest may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations




Covered Call Risk - The Fund intends to invest in structured notes that provide exposure to covered call options. Covered call risk is the risk that the issuer of the call option will forgo any profit from increases in the market value of the underlying security covering the call option above the sum of the premium and the strike price of the call but retain the risk of loss if the underlying security declines in value. The Fund will have no control over the exercise of the option by the option holder and may lose the benefit from any capital appreciation on the underlying security. A number of factors may influence the option holder's decision to exercise the option, including the value of the underlying security, price volatility, dividend yield and interest rates. To the extent that these factors increase the value of the call option, the option holder is more likely to exercise the option, which may negatively affect the Fund.




Debt Securities Risk - Debt securities, such as bonds, involve interest rate risk, credit risk, extension risk, and prepayment risk, among other things.
Interest Rate Risk - The market value of bonds and other fixed-income securities changes in response to interest rate changes and other factors. Interest rate risk is the risk that prices of bonds and other fixed-income securities will increase as interest rates fall and decrease as interest rates rise. The Fund may be subject to a greater risk of rising interest rates due to the current period of historically low rates. For example, if interest rates increase by 1%, assuming a current portfolio duration of ten years, and all other factors being equal, the value of the Fund's investments would be expected to decrease by 10%. The magnitude of these fluctuations in the market price of bonds and other fixed-income securities is generally greater for those securities with longer maturities. Fluctuations in the market price of the Fund's investments will not affect interest income derived from instruments already owned by the Fund, but will be reflected in the Fund's net asset value. The Fund may lose money if short-term or long-term interest rates rise sharply in a manner not anticipated by Fund management. To the extent the Fund invests in debt securities that may be prepaid at the option of the obligor (such as mortgage-backed securities), the sensitivity of such securities to changes in interest rates may increase (to the detriment of the Fund) when interest rates rise. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates
(and particularly sudden and significant changes) can be expected to cause some fluctuations in the net asset value of the Fund to the extent that it invests in floating rate debt securities. These basic principles of bond prices also apply to U.S. Government securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

Following the financial crisis that began in 2007, the Federal Reserve has attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. In addition, as part of its monetary stimulus program known as quantitative easing, the Federal Reserve has purchased on the open market large quantities of securities issued or guaranteed by the U.S.
Government, its agencies or instrumentalities. As the Federal Reserve "tapers" or reduces the amount of securities it purchases pursuant to quantitative easing, and/or if the Federal Reserve raises the federal funds rate, there is a risk that interest rates will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from mutual funds that hold large amounts of fixed-income securities. Heavy redemptions could cause the Fund to sell assets at inopportune times or at a loss or depressed value and could hurt the Fund's performance.
During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Certain countries have recently experienced negative interest rates on certain fixed-income instruments. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.
Credit Risk - Credit risk refers to the possibility that the issuer of a debt security (i.e., the borrower) will not be able to make principal and interest payments when due.
Changes in an issuer's credit rating or the market's perception of an issuer's creditworthiness may also affect the value of the Fund's investment in that issuer. The degree of credit risk depends on the issuer's financial condition and on the terms of the securities.
Extension Risk - When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these obligations to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.
Prepayment Risk - When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Fund may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.




Defensive Investing Risk - For defensive purposes, the Fund may, as part of its proprietary volatility control process, allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objective. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Fund holds cash uninvested it will be subject to the credit risk of the depositary institution holding the cash.




Deflation Risk - Deflation risk is the possibility that prices throughout the economy decline over time - the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses for the Fund.




Derivatives Risk - The Fund's use of derivatives may increase its costs, reduce the Fund's returns and/or increase volatility. Derivatives involve significant risks, including:
Volatility Risk - The Fund's use of derivatives may reduce the Fund's returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Fund's use of derivatives is that the fluctuations in their values may not correlate with the overall securities markets.
Counterparty Risk - Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation.
Market and Liquidity Risk - Some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately. The Fund could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited.
Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Fund's derivatives positions to lose value.
Valuation Risk - Valuation may be more difficult in times of market turmoil since many investors and market makers may be reluctant to purchase complex instruments or quote prices for them. Derivatives may also expose the Fund to greater risk and increase its costs. Certain transactions in derivatives involve substantial leverage risk and may expose the Fund to potential losses that exceed the amount originally invested by the Fund.
Hedging Risk - When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Fund's hedging transactions will be effective. The use of hedging may result in certain adverse tax consequences noted below.
Tax Risk - The federal income tax treatment of a derivative may not be as favorable as a direct investment in an underlying asset and may adversely affect the timing, character and amount of income the Fund realizes from its investments. As a result, a larger portion of the Fund's distributions may be treated as ordinary income rather than capital gains. In addition, certain derivatives are subject to mark-to-market or straddle provisions of the Internal
Revenue Code of 1986, as amended (the "Internal Revenue
Code"). If such provisions are applicable, there could be an increase (or decrease) in the amount of taxable dividends paid by the Fund. In addition, the tax treatment of certain derivatives, such as swaps, is unsettled and may be subject to future legislation, regulation or administrative pronouncements issued by the Internal
Revenue Service ("IRS").
Regulatory Risk - Derivative contracts, including, without limitation, swaps, currency forwards and non-deliverable forwards, are subject to regulation under the Dodd-Frank
Wall Street Reform and Consumer Protection Act ("Dodd-Frank
Act") in the United States and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Under the Dodd-Frank Act, certain derivatives may become subject to margin requirements when regulations are finalized.
Implementation of such regulations under the Dodd-Frank Act regarding clearing, mandatory trading and margining of swaps and other derivatives may increase the costs to the Fund of trading in these instruments and, as a result, may affect returns to investors in the Fund.
In December 2015, the SEC proposed a new rule to regulate the use of derivatives by registered investment companies, such as the Fund. If the rule goes into effect, it could limit the ability of the Fund to invest or remain invested in derivatives. In addition, other future regulatory developments may impact the Fund's ability to invest or remain invested in certain derivatives. Legislation or regulation may also change the way in which the Fund itself is regulated. BlackRock cannot predict the effects of any new governmental regulation that may be implemented on the ability of the Fund to use swaps or any other financial derivative product, and there can be no assurance that any new governmental regulation will not adversely affect the Fund's ability to achieve its investment objective.

Risks Specific to Certain Derivatives Used by the Fund
Swaps - Swap agreements are two-party contracts entered into for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which can be adjusted for an interest factor. Swap agreements involve the risk that the party with whom the Fund has entered into the swap will default on its obligation to pay the Fund and the risk that the Fund will not be able to meet its obligations to pay the other party to the agreement.
Forward Foreign Currency Exchange Contracts - Forward foreign currency exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of non-U.S. securities but rather allow the Fund to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.
Indexed Securities - Indexed securities provide a potential return based on a particular index of value or interest rates. The Fund's return on these securities will be subject to risk with respect to the value of the particular index. These securities are subject to leverage risk and correlation risk. Certain indexed securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Fund's investment in such instruments may decline significantly in value if interest rates or index levels move in a way Fund management does not anticipate.
Futures - Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. The primary risks associated with the use of futures contracts and options are: (a) the imperfect correlation between the change in market value of the instruments held by the Fund and the price of the futures contract or option; (b) the possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser's inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.
Options - An option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a "call option") or sell (a "put option") the underlying asset (or settle for cash in an amount based on an underlying asset, rate, or index) at a specified price (the "exercise price") during a period of time or on a specified date. Investments in options are considered speculative. When the Fund purchases an option, it may lose the premium paid for it if the price of the underlying security or other assets decreased or remained the same (in the case of a call option) or increased or remained the same (in the case of a put option). If a put or call option purchased by the Fund were permitted to expire without being sold or exercised, its premium would represent a loss to the Fund. To the extent that the Fund writes or sells an option, if the decline or increase in the underlying asset is significantly below or above the exercise price of the written option, the Fund could experience a substantial loss.




Distressed Securities Risk - Distressed securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. The Fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment.
In addition, distressed securities involve the substantial risk that principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Fund may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale.





Dividend Risk - Because certain of the corporate loans held by the Fund will have floating or variable interest rates, the amounts of the Fund's monthly distributions to its stockholders are expected to vary with fluctuations in market interest rates. Generally, when market interest rates fall, the amount of the distributions to stockholders will likewise decrease.




Dollar Rolls Risk - A dollar roll transaction involves a sale by the Fund of a mortgage-backed or other security concurrently with an agreement by the Fund to repurchase a similar security at a later date at an agreed-upon price. Dollar roll transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund's right to purchase or repurchase securities may be restricted.
Successful use of mortgage dollar rolls may depend upon the adviser's ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.




Emerging Markets Risk - The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets may include those in countries considered emerging or developing by the World Bank, the International Finance
Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S.
investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.
Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund's investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S.
governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. Many emerging markets do not have income tax treaties with the United States, and as a result, investments by the Fund may be subject to higher withholding taxes in such countries.
In addition, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.
In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.




Equity Securities Risk - Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Fund could decline if the financial condition of the companies the Fund invests in declines or if overall market and economic conditions deteriorate. The value of equity securities may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, the value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.




Event Risk - Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds and/or other debt securities may decline significantly.




Fiscal Policy Risk - Any repeal of or failure to extend the current federal tax treatment of qualified dividend income could make dividend-paying securities less appealing to investors and could have a negative impact on the performance of the Fund.




Foreign Securities Risk - Securities traded in foreign markets have often (though not always) performed differently from securities traded in the United States.
However, such investments often involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there may be fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be more difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.
Certain Risks of Holding Fund Assets Outside the United
States - The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.
Currency Risk - Securities and other instruments in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. For this reason, changes in foreign currency exchange rates can affect the value of the Fund's portfolio.
Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S.
dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.
Foreign Economy Risk - The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investments in their capital markets or in certain industries. Any of these actions could severely affect securities prices or impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United
States, or otherwise adversely affect the Fund's operations.
Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Fund's investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Fund's investments.
Governmental Supervision and Regulation/Accounting
Standards - Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Fund to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its foreign investments. Accounting standards in other countries are not necessarily the same as in the United
States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition.
Settlement Risk - Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments.
At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period.
If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable for any losses incurred.
European Economic Risk - The European financial markets have recently experienced volatility and adverse trends due to concerns about economic downturns in, or rising government debt levels of several European countries. These events may spread to other countries in Europe. These events may affect the value and liquidity of certain of the Fund's investments.
Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world. In addition, the United Kingdom has voted to withdraw from the European Union, and one or more other countries may withdraw from the European Union and/or abandon the Euro, the common currency of the European Union. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far reaching.




High Portfolio Turnover Risk - The Fund may engage in active and frequent trading of its portfolio securities.
High portfolio turnover (more than 100%) may result in increased transaction costs to the Fund, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of Fund portfolio securities may result in the realization and/or distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. These effects of higher than normal portfolio turnover may adversely affect Fund performance.




Income Producing Stock Availability Risk - Depending upon market conditions, income producing common stock that meets the Fund's investment criteria may not be widely available and/or may be highly concentrated in only a few market sectors. This may limit the ability of the Fund to produce current income while remaining fully diversified.




Inflation-Indexed Bonds Risk - The principal value of an investment is not protected or otherwise guaranteed by virtue of the Fund's investments in inflation-indexed bonds.
Inflation-indexed bonds are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced.
Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S.
Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal value.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Periodic adjustments for inflation to the principal amount of an inflation-indexed bond may give rise to original issue discount, which will be includable in the Fund's gross income. Due to original issue discount, the Fund may be required to make annual distributions to shareholders that exceed the cash received, which may cause the Fund to liquidate certain investments when it is not advantageous to do so. Also, if the principal value of an inflation-indexed bond is adjusted downward due to deflation, amounts previously distributed in the taxable year may be characterized in some circumstances as a return of capital.




Investment in Other Investment Companies Risk - As with other investments, investments in other investment companies, including ETFs, are subject to market risk and, for non-index strategies, selection risk. In addition, if the Fund acquires shares of investment companies, including underlying funds and ETFs advised by BlackRock or other investment advisers, shareholders bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of the investment companies (including management and advisory fees). To the extent the Fund is held by an affiliated fund, the ability of the Fund itself to hold other investment companies may be limited.

Investing in an ETF will give the Fund exposure to the securities comprising the index on which the ETF is based.
Shares of ETFs are traded on an exchange throughout a trading day, and bought and sold based on market values and not at the ETF's net asset value. For this reason, shares of an ETF could trade at either a premium or discount to its net asset value. However, the trading prices of index-based ETFs tend to closely track the actual net asset value of the ETF. The Fund will pay brokerage commissions in connection with the purchase and sale of shares of ETFs, in addition to a spread (i.e., the difference between what professional investors are willing to pay for ETF shares
(the "bid" price) and the price at which they are willing to sell ETF shares (the "ask" price)).




Investment Style Risk - Because different kinds of stocks go in and out of favor depending on market conditions, the Fund's performance may be better or worse than other funds with different investment styles (e.g., growth vs. value, large cap vs. small cap).




Junk Bonds Risk - Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Fund. The major risks of junk bond investments include:




Junk bonds may be issued by less creditworthy issuers.
Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders.




Prices of junk bonds are subject to extreme price fluctuations. Adverse changes in an issuer's industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed-income securities.




Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.




Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If the issuer redeems junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.




Junk bonds may be less liquid than higher rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than is the case with securities trading in a more liquid market.




The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.
The credit rating of a high yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.




Leverage Risk - Some transactions may give rise to a form of economic leverage. These transactions may include, among others, derivatives, and may expose the Fund to greater risk and increase its costs. As an open-end investment company registered with the SEC, the Fund is subject to the federal securities laws, including the Investment Company
Act of 1940, as amended, the rules thereunder, and various
SEC and SEC staff interpretive positions. In accordance with these laws, rules and positions, the Fund must "set aside" liquid assets (often referred to as "asset segregation"), or engage in other SEC- or staff-approved measures, to "cover" open positions with respect to certain kinds of instruments. The use of leverage may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet any required asset segregation requirements. Increases and decreases in the value of the Fund's portfolio will be magnified when the Fund uses leverage.




Liquidity Risk - Liquidity risk exists when particular investments are difficult to purchase or sell. The Fund's investments in illiquid securities may reduce the returns of the Fund because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Fund's principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Liquidity risk may be the result of, among other things, the reduced number and capacity of traditional market participants to make a market in fixed-income securities or the lack of an active market. Liquid investments may become illiquid or less liquid after purchase by the Fund, particularly during periods of market turmoil. Illiquid and relatively less liquid investments may be harder to value, especially in changing markets, and if the Fund is forced to sell these investments to meet redemption requests or for other cash needs, the Fund may suffer a loss. This may be magnified in a rising interest rate environment or other circumstances where investor redemptions from fixed-income mutual funds may be higher than normal. In addition, when there is illiquidity in the market for certain securities, the Fund, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.




Market Risk and Selection Risk - Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Fund management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.




Mid- and Large-Capitalization Investing - The Fund may invest a relatively large percentage of its assets in the securities of mid- and large-capitalization companies.
While securities in these capitalization ranges represent a significant percentage of the market, the Fund's performance may be adversely affected if securities of mid- and large-capitalization companies underperform securities of small-capitalization companies or the market as a whole.
Securities of small-capitalization companies are often more vulnerable to market volatility than securities of mid- and large-capitalization companies, but also offer greater potential for capital appreciation.




Mortgage- and Asset-Backed Securities Risks - Mortgage-backed securities (residential and commercial) and asset-backed securities represent interests in "pools" of mortgages or other assets, including consumer loans or receivables held in trust. Although asset-backed and commercial mortgage-backed securities ("CMBS") generally experience less prepayment than residential mortgage-backed securities, mortgage-backed and asset-backed securities, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.
Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. The Fund's investments in asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets.
These securities also are subject to the risk of default on the underlying mortgage or assets, particularly during periods of economic downturn. Certain CMBS are issued in several classes with different levels of yield and credit protection. The Fund's investments in CMBS with several classes may be in the lower classes that have greater risks than the higher classes, including greater interest rate, credit and prepayment risks.
Mortgage-backed securities may be either pass-through securities or CMOs. Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders. CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only ("IOs"), principal only
("POs") or an amount that remains after floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as "mortgage derivatives" and may be extremely sensitive to changes in interest rates.
Interest rates on inverse floaters, for example, vary inversely with a short-term floating rate (which may be reset periodically). Interest rates on inverse floaters will decrease when short-term rates increase, and will increase when short-term rates decrease. These securities have the effect of providing a degree of investment leverage. In response to changes in market interest rates or other market conditions, the value of an inverse floater may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If the Fund invests in CMO tranches (including CMO tranches issued by government agencies) and interest rates move in a manner not anticipated by Fund management, it is possible that the Fund could lose all or substantially all of its investment.
Certain mortgage-backed securities in which the Fund may invest may also provide a degree of investment leverage, which could cause the Fund to lose all or substantially all of its investment.
The mortgage market in the United States has experienced difficulties that may adversely affect the performance and market value of certain of the Fund's mortgage-related investments. Delinquencies and losses on mortgage loans
(including subprime and second-lien mortgage loans) generally have increased and may continue to increase, and a decline in or flattening of real-estate values (as has been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Also, a number of mortgage loan originators have experienced serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.




Municipal Securities Risks - Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:
General Obligation Bonds Risks - The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer's credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.
Revenue Bonds Risks - Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.
Private Activity Bonds Risks - Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Fund may not receive any income or get its money back from the investment.
Moral Obligation Bonds Risks - Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risks - Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Fund may lose money.
Municipal Lease Obligations Risks - In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Fund's loss.
Tax-Exempt Status Risk - In making investments, the Fund and its investment manager will rely on the opinion of issuers' bond counsel and, in the case of derivative securities, sponsors' counsel, on the tax-exempt status of interest on Municipal Obligations and payments under tax-exempt derivative securities. Neither the Fund nor its investment manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security's tax-exempt status, the Fund and its shareholders could be subject to substantial tax liabilities. The Internal
Revenue Service (the "IRS") has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from federal income tax
(contrary to indications from the issuer) could affect the Fund's and shareholder's income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.




"New Issues" Risk - "New Issues" are IPOs of equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Fund. However, there is no assurance that the Fund will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund's performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an initial public offering is brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.




Preferred Securities Risk - Preferred securities may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company's preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company's financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.




Real Estate Related Securities Risk - The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund's real estate related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type.




Reinvestment Risk - Proceeds from a current investment of the Fund, both interest payments and principal payments, may be reinvested in instruments that offer lower yields than the current investment due in part to market conditions and the interest rate environment at the time of reinvestment. Reinvestment risk is greater on short- to intermediate-term loans.




REIT Investment Risk - In addition to the risks facing real estate related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in REITs involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities.




Repurchase Agreements and Purchase and Sale Contracts Risk
- If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Fund may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Fund may lose money.




Reverse Repurchase Agreements Risk - Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party may fail to return the securities in a timely manner or at all. The Fund could lose money if it is unable to recover the securities and the value of the collateral held by the Fund, including the value of the investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to the Fund.




Rights Risk - The failure to exercise subscription rights to purchase common stock would result in the dilution of the Fund's interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Fund may not always realize full value on the sale of rights.




Risks of Investing in Closed-End Funds - The shares of closed-end funds may trade at a discount or premium to, or at, their NAV. To the extent that the Fund invests a portion of its assets in closed-end funds, those assets will be subject to the risks of the closed-end fund's portfolio securities, and a shareholder in the Fund will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, the expenses of the closed-end fund. The securities of closed-end funds in which the Fund may invest may be leveraged. As a result, the Fund may be indirectly exposed to leverage through an investment in such securities. An investment in securities of closed-end funds that use leverage may expose the Fund to higher volatility in the market value of such securities and the possibility that the Fund's long-term returns on such securities (and, indirectly, the long-term returns of the shares) will be diminished.




Second Lien Loans Risk - Second lien loans generally are subject to similar risks as those associated with investments in senior loans. Because second lien loans are subordinated or unsecured and thus lower in priority of payment to senior loans, they are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Second lien loans generally have greater price volatility than senior loans and may be less liquid.
There is also a possibility that originators will not be able to sell participations in second lien loans, which would create greater credit risk exposure for the holders of such loans. Second lien loans share the same risks as other below investment grade securities.




Securities Lending Risk - Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Fund.





Senior Loans Risk - There is less readily available, reliable information about most senior loans than is the case for many other types of securities. In addition, there is no minimum rating or other independent evaluation of a borrower or its securities limiting the Fund's investments, and BlackRock relies primarily on its own evaluation of a borrower's credit quality rather than on any available independent sources. As a result, the Fund is particularly dependent on the analytical abilities of BlackRock.
An economic downturn generally leads to a higher non-payment rate, and a senior loan may lose significant value before a default occurs. Moreover, any specific collateral used to secure a senior loan may decline in value or become illiquid, which would adversely affect the senior loan's value.
No active trading market may exist for certain senior loans, which may impair the ability of the Fund to realize full value in the event of the need to sell a senior loan and which may make it difficult to value senior loans.
Adverse market conditions may impair the liquidity of some actively traded senior loans. To the extent that a secondary market does exist for certain senior loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. See
"Liquidity Risk."
Although senior loans in which the Fund will invest generally will be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower's obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a senior loan. If the terms of a senior loan do not require the borrower to pledge additional collateral in the event of a decline in the value of the already pledged collateral, the Fund will be exposed to the risk that the value of the collateral will not at all times equal or exceed the amount of the borrower's obligations under the senior loans. To the extent that a senior loan is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower.
Uncollateralized senior loans involve a greater risk of loss. Some senior loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Fund.
Such court action could under certain circumstances include invalidation of senior loans.
If a senior loan is acquired through an assignment, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. If a senior loan is acquired through a participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.




Small Cap Securities Risk - Small cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies.
They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Fund's investment in a small cap company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities requires a longer term view.




Sovereign Debt Risk - Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse to pay interest or repay principal on its sovereign debt, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the governmental entity's debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary
Fund or other multilateral agencies. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected.




Structured Notes Risk - Structured notes and other related instruments purchased by the Fund are generally privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a specific asset, benchmark asset, market or interest rate
("reference measure"). The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the value of the reference measure. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital by the Fund. The interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference measure.
Structured notes may be positively or negatively indexed, so the appreciation of the reference measure may produce an increase or a decrease in the interest rate or the value of the principal at maturity. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of reference measures. Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.
The purchase of structured notes exposes the Fund to the credit risk of the issuer of the structured product.
Structured notes may also be more volatile, less liquid, and more difficult to price accurately than less complex securities and instruments or more traditional debt securities.




U.S. Government Issuer Risk - Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Obligations of U.S.
Government agencies and authorities are supported by varying degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so.




Variable and Floating Rate Instrument Risk - The absence of an active market for these securities could make it difficult for the Fund to dispose of them if the issuer defaults.




Warrants Risk - If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund will lose any amount it paid for the warrant.
Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock;
however, the price of the warrant does not necessarily move with the price of the underlying stock.
ETF-Specific Risks




Cash Transaction Risk - Certain ETFs intend to effect creations and redemptions principally for cash, rather than primarily in-kind because of the nature of the ETF's investments. Investments in such ETFs may be less tax efficient than investments in ETFs that effect creations and redemptions in-kind.




Management Risk - If an ETF does not fully replicate the underlying index, it is subject to the risk that the manager's investment management strategy may not produce the intended results.




Passive Investment Risk - ETFs are not actively managed and may be affected by a general decline in market segments relating to its index. An ETF typically invests in securities included in, or representative of, its index regardless of their investment merits and does not attempt to take defensive positions in declining markets.



Representative Sampling Risk - Representative sampling is a method of indexing that involves investing in a representative sample of securities that collectively have a similar investment profile to the index and resemble the index in terms of risk factors and other key characteristics. An ETF may or may not hold every security in the index.
When an ETF deviates from a full replication indexing strategy to utilize a representative sampling strategy, the ETF is subject to an increased risk of tracking error, in that the securities selected in the aggregate for the ETF may not have an investment profile similar to those of its index.




Shares of an ETF May Trade at Prices Other Than Net Asset
Value - Shares of an ETF trade on exchanges at prices at, above or below their most recent net asset value. The per share net asset value of an ETF is calculated at the end of each business day and fluctuates with changes in the market value of the ETF's holdings since the most recent calculation. The trading prices of an ETF's shares fluctuate continuously throughout trading hours based on market supply and demand rather than net asset value. The trading prices of an ETF's shares may deviate significantly from net asset value during periods of market volatility.
Any of these factors may lead to an ETF's shares trading at a premium or discount to net asset value. However, because shares can be created and redeemed in creation units, which are aggregated blocks of shares that authorized participants who have entered into agreements with the ETF's distributor can purchase or redeem directly from the ETF, at net asset value (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset values), large discounts or premiums to the net asset value of an ETF are not likely to be sustained over the long-term. While the creation/redemption feature is designed to make it likely that an ETF's shares normally trade on exchanges at prices close to the ETF's next calculated net asset value, exchange prices are not expected to correlate exactly with an ETF's net asset value due to timing reasons as well as market supply and demand factors. In addition, disruptions to creations and redemptions or the existence of extreme market volatility may result in trading prices that differ significantly from net asset value. If a shareholder purchases at a time when the market price is at a premium to the net asset value or sells at a time when the market price is at a discount to the net asset value, the shareholder may sustain losses.




Tracking Error Risk - Imperfect correlation between an
ETF's portfolio securities and those in its index, rounding of prices, the timing of cash flows, the ETF's size, changes to the index and regulatory requirements may cause tracking error, the divergence of an ETF's performance from that of its underlying index. This risk may be heightened during times of increased market volatility or other unusual market conditions. Tracking error also may result because an ETF incurs fees and expenses while its underlying index does not.
The section of the Prospectus entitled "Details About the Funds" was amended to add the following sub-section:
Information about Underlying Funds and ETFs
Description of Underlying Funds
The Managed Income Fund may invest in any of the underlying funds. The following table sets forth (i) the names of the underlying funds, and (ii) brief descriptions of the underlying funds' investment objectives and principal investment strategies. The list of underlying funds is subject to change at the discretion of BlackRock without notice to shareholders. In addition, the investment objective and principal investment strategies of each underlying fund are subject to change without notice to shareholders.

Prospectuses for any of these underlying funds can be accessed at http://www.blackrock.com/prospectus or obtained by calling
(800) 441-7762.

Fund Name
BlackRock Floating Rate Income Portfolio

Investment Objective and Principal Strategies

The primary investment objective of the fund is to seek to provide high current income, with a secondary objective of long-term capital appreciation.

The fund normally invests at least 80% of its assets in floating rate investments and investments that are the economic equivalent of floating rate investments, which effectively enables the fund to achieve a floating rate of income. These investments may include, but are not limited to, any combination of the following securities: (i) senior secured floating rate loans or debt; (ii) second lien or other subordinated or unsecured floating rate loans or debt; and (iii) fixed-rate loans or debt with respect to which the fund has entered into derivative instruments to effectively convert the fixed-rate interest payments into floating rate interest payments. The fund may also purchase, without limitation, participations or assignments in senior floating rate loans or second lien floating rate loans.

For purposes of the fund's investments, the term debt includes investments in convertible or preferred securities.

The fund may invest in investments of any credit quality without limitation, including investments rated below investment grade. The fund anticipates that, under current market conditions, a substantial portion of its portfolio will consist of leveraged loans rated below investment grade and similar investments.
These investments are expected to exhibit credit risks similar to high yield securities, which are commonly referred to as "junk bonds."

The fund may invest up to 20% of its assets in fixed-income securities with respect to which the fund has not entered into derivative instruments to effectively convert the fixed-rate interest payments into floating-rate interest payments.
Such fixed-income securities include, but are not limited to, corporate bonds, preferred securities, convertible securities, mezzanine investments, collateralized loan obligations, senior loans, second lien loans, structured products and U.S. government debt securities.

The fund's investments in any floating rate and fixed-income securities may be of any duration or maturity. The fund may invest in securities of foreign issuers, including issuers located in emerging markets, without limitation. The fund may also invest up to 15% of its assets in illiquid securities.

The fund may also invest in companies whose financial condition is uncertain, where the borrower has defaulted in the payment of interest or principal or in the performance of its covenants or agreements, or that may be involved in bankruptcy proceedings, reorganizations or financial restructurings.

The fund may invest up to 10% of its assets in common stocks or other equity securities. In addition, the fund may acquire and hold such securities (or rights to acquire such securities) in unit offerings with fixed-income securities, in connection with an amendment, waiver, conversion or exchange of fixed-income securities, in connection with the bankruptcy or workout of a distressed fixed-income security, or upon the exercise of a right or warrant obtained on account of a fixed-income security.

The fund may buy or sell options or futures on a security or an index of securities, buy or sell options on futures or enter into credit default swaps and interest rate or foreign currency transactions, including swaps and forward contracts (collectively, commonly known as derivatives). The fund may use derivatives for hedging purposes, but is not required to, as well as to increase the total return on its portfolio investments.

Description of ETFs
The Managed Income Fund may invest in ETFs, including, but not limited to, those listed below. The following table sets forth the name of each ETF and a brief description of each ETF's investment objectives and principal investment strategies. The list of ETFs in which the Managed Income Fund may invest is subject to change at the discretion of BlackRock without notice to shareholders. In addition, the investment objectives and principal investment strategies of each ETF are subject to change without notice to shareholders.
Prospectuses for any of these ETFs can be accessed by visiting the EDGAR database on the SEC website (www.sec.gov). In addition to the underlying funds and ETFs, the Fund may also invest uninvested cash balances in affiliated money market funds.

Fund Name
iShares Core High Dividend ETF

Investment Objective and Principal Strategies

The fund seeks to track the investment results of an index composed of relatively high dividend paying U.S. equities.

The fund seeks to track the investment results of the Morningstar(r) Dividend Yield Focus IndexSM
(the "Underlying Index"), which offers exposure to high quality U.S.-domiciled companies that have had strong financial health and an ability to sustain above average dividend payouts.
Underlying Index constituents are drawn from the pool of stocks issued by U.S.-domiciled companies that trade publicly on the New York
Stock Exchange ("NYSE"), the NYSE Amex Equities, or The NASDAQ Stock Market. The Underlying Index is a subset of the Morningstar(r) US Market
IndexSM (a diversified broad market index that represents approximately 97% of the market capitalization of publicly-traded U.S. stocks).
The Underlying Index is comprised of qualified income paying securities that are screened for superior company quality and financial health as determined by Morningstar, Inc.'s
("Morningstar") proprietary index methodology.
Stocks in the Underlying Index represent the top
75 yielding stocks meeting the screening requirements. The Morningstar index methodology determines "company quality" in accordance with the Morningstar Economic MoatTM rating system, in which companies are expected to earn above-average profits and sustain their dividend.
Stocks in the Underlying Index are designated as having a rating of either "narrow" or "wide" based on the strength of the company's competitive advantage. Additionally, companies are screened for "financial health" using
Morningstar's Distance to Default measure, a quantitative option pricing approach that estimates a company's probability of default. To qualify for inclusion in the Underlying Index, constituents must have a Morningstar Economic
Moat rating of "narrow" or "wide" and have a Morningstar Distance to Default score in the top
50% of eligible dividend-paying companies. For those companies that are not assigned a Morningstar Economic Moat rating, these companies must demonstrate a Morningstar
Distance to Default score in the top 30% of eligible dividend-paying companies.
Additionally, each constituent's dividend must be deemed to be qualified income.

The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer goods, consumer staples, energy, oil & gas and telecommunications companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.


iShares iBoxx $ High Yield Corporate Bond ETF

The fund seeks to track the investment results of an index composed of U.S. dollar-denominated, high yield corporate bonds.

The fund seeks to track the investment results of the Markit iBoxx(r) USD Liquid High Yield
Index (the "Underlying Index"), which is a rules-based index consisting of liquid U.S.
dollar-
denominated, high yield corporate bonds for sale in the United States, as determined by the index provider. The Underlying Index is designed to provide a broad representation of the U.S.
dollar-denominated liquid high yield corporate bond market. The Underlying Index is a modified market-value weighted index with a cap on each issuer of 3%. Bonds in the Underlying Index are selected using a rules-based criteria, as defined by the index provider.
There is no limit to the number of issues in the Underlying Index, but as of December 31, 2015, the Underlying Index included approximately 985 constituents. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer cyclical, consumer services, consumer staples, industrials and telecommunications companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.



Currently, the bonds eligible for inclusion in the Underlying Index include U.S. dollar-denominated high yield corporate bonds that:
(i) are issued by companies domiciled in countries classified as developed markets by the index provider; (ii) have an average rating of sub-investment grade. Ratings from Fitch Ratings, Inc. ("Fitch"), Moody's Investors Service
("Moody's") and Standard & Poor's Ratings
Services are considered. If more than one agency provides a rating, the average rating is attached to the bond; (iii) are from issuers with at least
$1 billion outstanding face value; (iv) have at least $400 million of outstanding face value;
(v) have an original maturity date of less than 15 years; and (vi) have at least one year to maturity.


iShares 0-5 Year High Yield Corporate Bond ETF

The fund seeks to track the investment results of an index composed of U.S. dollar-denominated, high yield corporate bonds with remaining maturities of less than five years.

The fund seeks to track the investment results of the Markit iBoxx(r) USD Liquid High Yield 0-5
Index (the "Underlying Index"), which is designed to reflect the performance of U.S.
dollar-denominated high yield corporate debt.
High yield bonds are also known as "junk bonds" and are generally rated below investment-grade.
The Underlying Index offers exposure to liquid high yield corporate bonds maturing between zero and five years of U.S. issuers and is rebalanced on a monthly basis. Only bonds with $350 million minimum face value per bond are included in the Underlying Index, provided they are trading at a minimum price in accordance with Markit Indices Limited's ("Markit") liquidity screens. The Underlying Index uses a market-value weighted methodology with a cap on each issuer of 3%. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer cyclical, consumer services, consumer staples, financials, industrials and telecommunications companies.

The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.


iShares U.S. Preferred Stock ETF

The fund seeks to track the investment results of an index composed of U.S. preferred stocks.

The fund seeks to track the investment results of the S&P U.S. Preferred Stock IndexTM (the
"Underlying Index"), which measures the
performance of a select group of preferred stocks listed on the New York Stock Exchange ("NYSE"),
NYSE Arca, Inc. ("NYSE Arca"), NYSE
Amex, NASDAQ Global Select Market, NASDAQ
Select Market or NASDAQ Capital Market.
The Underlying Index does not seek to directly reflect the performance of the companies issuing the preferred stock. The Underlying
Index includes preferred stocks with a market capitalization over $100 million that meet minimum price, liquidity, trading volume, maturity and other requirements determined by S&P Dow
Jones Indices LLC (the "Index Provider" or
"SPDJI"), a subsidiary of S&P Global, Inc. The
Underlying Index excludes certain issues of preferred stock, such as those that are issued by special ventures (e.g., toll roads or dam operators) or structured products and brand name products issued by financial institutions that are packaged securities linked to indices or other stocks.

In general, preferred stock is a class of equity security that pays a specified dividend that must be paid before any dividends can be paid to common stockholders and takes precedence over common stock in the event of a company's liquidation.

Although preferred stocks represent a partial ownership interest in a company, preferred stocks generally do not carry voting rights and have economic characteristics similar to fixed-income securities. Preferred stocks generally are issued with a fixed par value and pay dividends based on a percentage of that par value at a fixed or variable rate. Additionally, preferred stocks often have a liquidation value that generally equals the original purchase price of the preferred stock at the date of issuance. The Underlying Index may include many different categories of preferred stock, such as floating, variable and fixed-rate preferreds, callable preferreds, convertible preferreds, cumulative and non-cumulative preferreds, trust preferreds or various other traditional and hybrid issues of preferred stock.

As of March 31, 2016, the Underlying Index was concentrated in the financial industry group, which comprised approximately 84% of the market capitalization of the Underlying Index. The
Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include financials, real estate, telecommunications and utilities companies. The components of the Underlying
Index, and the degree to which these
components represent certain industries, are likely to change over time.


iShares Select Dividend ETF

The fund seeks to track the investment results of an index composed of relatively high dividend paying U.S. equities.

The fund seeks to track the investment results of the Dow Jones U.S. Select Dividend Index
(the "Underlying Index"), which measures the performance of a selected group of equity securities issued by companies that have provided relatively high dividend yields on a consistent basis over time. Dividend yield is calculated using a stock's unadjusted indicated annual dividend (not including any special dividends) divided by its unadjusted price. The Underlying Index is comprised of 100 of the highest dividend-yielding securities (excluding real estate investment trusts) in the Dow Jones U.S. Index, a broad-based index representative of the total market for U.S. equity securities. To be included in the Underlying Index, each security (i) must have a non negative historical five-year dividend-per-share growth rate; (ii) must have a five-year average dividend coverage ratio of greater than or equal to 167%; (iii) must have a three-month average daily trading volume of 200,000 shares; (iv) must have paid dividends in each of the previous five years; and (v) must have a non-negative trailing 12 month earnings-per-share (EPS). "Dividend payout ratio" reflects the percentage of a company's earnings paid out as dividends. A ratio of 60% would mean that the company issuing the security paid out approximately 60% of its earnings as dividends. A company with a lower dividend payout ratio has more earnings to support dividends, and adjustments or changes in the level of earnings are therefore less likely to significantly affect the level of dividends paid. Positive dividend growth rate is a measure of dividend consistency, since it provides some indication of a company's ability to continue to pay dividends. The
Underlying Index is reviewed and rebalanced annually.

The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer discretionary, consumer goods, consumer staples, energy, financials and utilities companies. The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.


iShares International Select Dividend ETF

The fund seeks to track the investment results of an index composed of relatively high dividend paying equities in non-U.S. developed markets.

The fund seeks to track the investment results of the Dow Jones EPAC Select Dividend Index
(the "Underlying Index"), which measures the performance of a selected group of equity securities issued by companies that have provided relatively high dividend yields on a consistent basis over time. Dividend yield is calculated using a stock's unadjusted indicated annual dividend (not including any special dividends) divided by its unadjusted price.
The
Underlying Index is comprised of 100 of the highest dividend-yielding securities in the
Dow
Jones Developed Markets ex-U.S. Index, which measures the performance of stocks that trade in developed markets, excluding the United
States. To be included in the Underlying
Index, (i)
the company must have paid dividends in each of the previous three years; (ii) the company's previous year's dividend-per-share ratio must be greater than or equal to its three year average annual dividend-per-share ratio; (iii) the company's five-year average dividend coverage ratio must be greater than or equal to two-thirds of the five-year average dividend coverage ratio of the corresponding Dow Jones Global Indexes(r) country index, or greater than 118%, whichever is greater; and (iv) the company's securities must have a three-month average daily dollar trading volume of at least $3 million. The
Underlying Index is reviewed annually;
however,
component changes may take place on a
quarterly basis.

As of March 31, 2015, the Underlying Index was comprised of stocks of companies in the following markets: Australia, Austria,
Belgium, Canada, Denmark, Finland, France,
Germany,
Greece, Hong Kong, Italy, Japan, Netherlands,
New Zealand, Norway, Portugal, Singapore,
Spain, Sweden, Switzerland and the United
Kingdom. As of March 31, 2015, the Underlying
Index had a total market capitalization of approximately $2.14 trillion. The fund invests in foreign securities which may in some cases not produce qualifying dividend income. The
Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include energy, financials, industrials and oil & gas companies.
The components of the Underlying Index, and the degree to which these components represent certain industries, may change over time.


iShares iBoxx $ Investment Grade Corporate Bond ETF

The fund seeks to track the investment
results of an index composed of U.S. dollar-denominated, investment-grade corporate bonds.

The fund seeks to track the investment
results of the Markit iBoxx(r) USD Liquid
Investment
Grade Index (the "Underlying Index"), which is a rules-based index consisting of liquid, U.S.
dollar-denominated, investment-grade
corporate bonds for sale in the United
States, as
determined by the index provider. The
Underlying Index is designed to provide a broad representation of the U.S. dollar-denominated liquid investment-grade corporate bond market.
The Underlying Index is a modified market-value weighted index with a cap on each issuer of
3%. There is no limit to the number of issues in the Underlying Index, but as of December 31,
2015, the Underlying Index included
approximately 1,476 constituents. The
Underlying Index
may include large-, mid- or small-
capitalization companies. Components of the
Underlying
Index primarily include consumer staples, financials, healthcare, oil & gas and telecommunications companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

The Underlying Index is a subset of the
Markit iBoxx USD Corporate Bond Index, an index of
4,733 investment-grade bonds. Bonds in the Underlying Index are selected from the universe of eligible bonds in the Markit iBoxx USD
Corporate Bond Index using defined rules.
Currently,
the bonds eligible for inclusion in the
Underlying Index include U.S. dollar-
denominated
corporate bonds that: (i) are issued by
companies domiciled in countries classified as developed markets by the Index Provider; (ii) have an average rating of investment grade. Ratings from
Fitch Ratings, Inc., Moody's Investors
Service or Standard & Poor's Ratings Services are considered. If more than one agency provides a rating, the average rating is attached to the bond; (iii) are from issuers with at least $2 billion outstanding face value; (iv) have at least
$750 million of outstanding face value; and
(v) have at least three years to maturity.


iShares Aaa-A Rated Corporate Bond ETF

The fund seeks to track the investment
results of an index composed of Aaa to A, or equivalently rated, fixed rate U.S. dollar-denominated bonds issued by U.S. and non-U.S.
corporations.

The fund seeks to track the investment
results of the Barclays U.S. Corporate Aaa -
A Capped Index (the "Underlying Index"), which is a subset of the Barclays U.S.
Corporate Index, which measures the
performance of the Aaa - A rated range of the fixed-rate, U.S. dollar-denominated taxable, corporate bond market. The Underlying Index is market capitalization-weighted with a 3% cap on any one issuer and a pro rata distribution of any excess weight across the remaining issuers in the Underlying Index.

The Underlying Index includes U.S. dollar-denominated securities publicly-issued by
U.S. and non-U.S. industrials, utility and financial corporate issuers, with maturities of one year or more, that have $500 million or more of outstanding face value. Each corporate bond must be registered with the SEC, have been exempt from registration at issuance, or have been offered pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), with registration rights. In addition, only securities rated A3 by Moody's Investors
Service, Inc. ("Moody's") or higher (or the equivalent on another rating agency's scale) will be included in the Underlying Index.
When ratings from each of Fitch Ratings, Inc., Moody's and Standard & Poor's Ratings
Services are available, the median rating is used to determine eligibility. When ratings from only two of these agencies are available, the lower rating is used to determine eligibility. When a rating from only one of these agencies is available, that rating is used to determine eligibility. The securities in the Underlying Index are updated on the last calendar day of each month.

The fund will invest in non-U.S. issuers to the extent necessary for it to track the Underlying Index. As of September 30, 2015,
23.46% of the Underlying Index was composed of bonds issued by non-U.S. issuers from the following countries: Australia, Canada,
Chile, China, France, Germany, Japan, Mexico, the Netherlands, Sweden, Switzerland and the United Kingdom. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer staples, financials, industrials, technology and utilities companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.


iShares Floating Rate Bond ETF

The fund seeks to track the investment
results of an index composed of U.S. dollar-denominated, investment-grade floating rate bonds with remaining maturities between one month and five years.

The fund seeks to track the investment
results of the Barclays US Floating Rate
Note < 5 Years Index (the "Underlying
Index"), which measures the performance of U.S. dollar-denominated, investment-grade floating rate notes. Securities in the Underlying Index have a remaining maturity of greater than or equal to one month and less than five years, and have $300 million or more of outstanding face value. The
Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying Index primarily include consumer cyclical, financials and industrials companies and agency securities.
As of September 30, 2015, the Underlying
Index was comprised of stocks of companies in the following countries: Australia,
Belgium, Canada, Chile, China, France,
Germany, Japan, Mexico, the Netherlands,
Norway, Singapore, South Korea, Spain,
Sweden, Switzerland, the United Kingdom, and the United States. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.

The Underlying Index consists of debt
instruments that pay a variable coupon rate, a majority of which are based on the 3-month
London Interbank Offer Rate ("LIBOR"), with a fixed spread. The Underlying Index is market capitalization-weighted and the securities in the Underlying Index are updated on the last calendar day of each month. The Underlying Index may include U.S.
registered, dollar-denominated bonds of non-
U.S. corporations, governments and
supranational entities.


iShares 1-3 Year Credit Bond ETF

The fund seeks to track the investment
results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S. agency bonds with remaining maturities between one and three years.

The fund seeks to track the investment
results of the Barclays U.S. 1-3 Year Credit
Bond Index (the "Underlying Index"), which measures the performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S. dollar-denominated and have a remaining maturity of greater than one year and less than or equal to three years. As of December 31, 2015, there were 1,294 issues in the Underlying Index. The Underlying
Index may include large-, mid- or small-capitalization companies. Components of the
Underlying Index primarily include agency securities, sovereign entities, and consumer staples, financials and industrials companies. The components of the Underlying
Index, and the degree to which these
components represent certain industries, are likely to change over time.

The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than one year and less than or equal to three years and have $250 million or more of outstanding face value. In addition, the securities in the Underlying Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. Excluded from the Underlying
Index are structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country's currency but are traded outside of that country in a different monetary and regulatory system ("Eurobonds"). The
Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.


iShares Intermediate Credit Bond ETF

The fund seeks to track the investment
results of an index composed of U.S. dollar-denominated, investment-grade corporate, sovereign, supranational, local authority and non-U.S. agency bonds with remaining maturities between one and ten years.

The fund seeks to track the investment
results of the Barclays U.S. Intermediate
Credit Bond Index (the "Underlying Index"), which measures the performance of investment-grade corporate debt and sovereign, supranational, local authority and non-U.S. agency bonds that are U.S.
dollar-denominated and have a remaining
maturity of greater than one year and less than or equal to ten years. As of December
31, 2015, there were 4,328 issues in the Underlying Index. The Underlying Index may include large-, mid- or small-capitalization companies. Components of the Underlying
Index primarily include consumer staples, financials and industrials companies. The components of the Underlying Index, and the degree to which these components represent certain industries, are likely to change over time.




The Underlying Index includes investment-grade credit securities that have a remaining maturity of greater than one year and less than or equal to ten years and have $250 million or more of outstanding face value. In addition, the securities in the Underlying
Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible.
Excluded from the Underlying Index are
structured notes with embedded swaps or other special features, private placements, floating-rate securities and bonds that have been issued in one country's currency, but are traded outside of that country in a different country and regulatory system
("Eurobonds"). The Underlying Index is market capitalization-weighted, and the securities in the Underlying Index are updated on the last business day of each month.
Change in the Fund's Performance Information and Benchmarks
The first paragraph under the section of the Summary Prospectus entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Performance Information" and the first paragraph under the section of the Prospectus entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Performance Information" were deleted in their entirety and replaced with the following:
The information shows you how the Fund's performance has varied year by year and provides some indication of the risks of investing in the Fund. The Fund's total returns prior to September 30, 2016 as reflected in the bar chart and the table are the returns of the Fund that followed a different investment objective and different investment strategies under the name "BlackRock Investment Grade Bond Portfolio." The Fund's total returns prior to July 29, 2013 as reflected in the bar chart and the table are the returns of the Fund that followed different investment strategies under the name "BlackRock Long Duration Bond Portfolio." The table compares the Fund's performance to that of the Barclays U.S. Aggregate Bond Index, a customized performance benchmark comprised of the returns of the Barclays U.S. Aggregate Bond Index (70%) and the S&P 500 Index (30%) (the "Customized Reference Benchmark"), and the Barclays U.S. Credit Index. Effective as of September 30, 2016, the Barclays U.S. Aggregate Bond Index replaced the Barclays U.S. Credit Index as the performance benchmark against which the Fund measures its performance and the Customized Reference Benchmark was added as the Fund's customized performance benchmark. Fund management believes that the Barclays U.S. Aggregate Bond Index and the Customized Reference Benchmark are more relevant to the Fund's new investment objective and investment strategies. To the extent that dividends and distributions have been paid by the Fund, the performance information for the Fund in the chart and table assumes reinvestment of the dividends and distributions. As with all such investments, past performance (before and after taxes) is not an indication of future results. Sales charges are not reflected in the bar chart. If they were, returns would be less than those shown. However, the table includes all applicable fees and sales charges. If the Fund's investment manager and its affiliates had not waived or reimbursed certain Fund expenses during these periods, the Fund's returns would have been lower. Updated information on the Fund's performance, including its current net asset value, can be obtained by visiting http://www.blackrock.com/funds or can be obtained by phone at (800) 882-0052.
Change in the Fund's Portfolio Management Team
The section of the Summary Prospectus entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Portfolio Managers" and the section of the Prospectus entitled "Fund Overview - Key Facts About BlackRock Investment Grade Portfolio - Portfolio Managers" were deleted in their entirety and replaced with the following:

Portfolio Managers





INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Name
Portfolio Manager of the Fund Since
Title



Michael Fredericks
  2016
  Managing Director of BlackRock, Inc.



Justin Christofel, CFA
  2016
  Managing Director of BlackRock, Inc.



Alex Shingler, CFA
  2016
  Managing Director of BlackRock, Inc.



Jeff Cucunato
  2009
  Managing Director of BlackRock, Inc.



Thomas Musmanno, CFA
  2016
  Managing Director of BlackRock, Inc.

The section of the Prospectus entitled "Details About the Funds
- How Each Fund Invests - Investment Grade Bond Portfolio - About the Portfolio Management Team of the Investment Grade Bond Portfolio" is deleted in its entirety and replaced with the following:


ABOUT THE PORTFOLIO MANAGEMENT TEAM OF THE MANAGED INCOME FUND The Managed Income Fund is managed by a team of financial professionals. Michael Fredericks, Justin Christofel, CFA,
Alex Shingler, CFA, Jeff Cucunato and Thomas Musmanno, CFA, are the portfolio managers and are jointly and primarily responsible for the day-to-day management of the Fund. Please see "Management of the Fund-Portfolio Manager Information" for additional information about the portfolio management team.
The section of the Prospectus entitled "Management of the Funds
- Portfolio Manager Information" was deleted with respect to the BlackRock Investment Grade Bond Portfolio and replaced with the following:
The Managed Income Fund is managed by a team of financial professionals. Michael Fredericks, Justin Christofel, CFA, Alex Shingler, CFA, Jeff Cucunato and Thomas Musmanno, CFA, are jointly and primarily responsible for the day-to-day management of the Fund.








INFORMATION DISPLAYED IN THE FOLLOWING ORDER:

Portfolio Manager
 Primary Role
  Since
 Title and Recent Biography


Michael Fredericks
 Jointly and primarily responsible for the
day-to-day management of the Fund's
portfolio, including setting the Fund's
overall investment strategy and overseeing
the management of the Fund.
   2016
   Managing Director of BlackRock, Inc. since
2011; Executive Director at JP Morgan
Chase & Co. from 2006 to 2011. Director of
BlackRock, Inc. since 2013; Vice President of BlackRock, Inc. from 2010 to 2013;
Associate of BlackRock, Inc. from 2008 to
2010; Analyst of BlackRock, Inc. from 2007 to 2008.



Justin Christofel, CFA
 Jointly and primarily responsible for the
day-to-day management of the Fund's
portfolio, including setting the Fund's
overall investment strategy and overseeing
the management of the Fund.
   2016
   Managing Director of BlackRock, Inc. since
2016; Director of BlackRock, Inc. from
2013 to 2016; Vice President of BlackRock,
Inc. from 2010 to 2013; Associate of
BlackRock, Inc. from 2008 to 2010; Analyst of BlackRock, Inc. from 2007 to 2008.



Alex Shingler, CFA
 Jointly and primarily responsible for the
day-to-day management of the Fund's
portfolio, including setting the Fund's
overall investment strategy and overseeing
the management of the Fund.
    2016
   Managing Director of BlackRock, Inc. since
2011; Director of BlackRock, Inc. from
2009 to 2010; Senior Vice President at R3
Capital Partners from 2007 to 2009.




Jeff Cucunato
 Jointly and primarily responsible for the
day-to-day management of the Fund's
portfolio, including setting the Fund's
overall investment strategy and overseeing
the management of the Fund.
    2009
   Managing Director of BlackRock, Inc. since 2005.





Thomas Musmanno, CFA
 Jointly and primarily responsible for the
day-to-day management of the Fund's
portfolio, including setting the Fund's
overall investment strategy and overseeing
the management of the Fund.
    2016
   Managing Director of BlackRock, Inc. since
2010; Director of BlackRock, Inc. from 2006 to 2009.





Change in the Fund's Distribution Policy
The first paragraph of section of the Prospectus entitled "Management of the Funds - Dividends, Distributions and Taxes" solely with respect to the BlackRock Investment Grade Bond Portfolio was replaced with the following:
The Managed Income Fund will distribute all or a portion of net investment income, if any, monthly and net realized capital gain, if any, at least annually. The Fund may also pay one or more additional quarterly distributions of all or a portion of undistributed net investment income, if any. In addition, the Fund may pay a special distribution at the end of the calendar year to comply with applicable law. Various factors will affect the level of the Fund's income, including the asset mix, the average maturity of the Fund's portfolio, and the Fund's use of hedging. To permit the Fund to maintain a more stable monthly distribution, the Fund may from time to time distribute more or less than the entire amount of income earned in a particular period. Any undistributed income would be available to supplement future monthly or quarterly distributions. As a result, the distributions paid by the Fund for any particular monthly or quarterly period may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will be reflected in the Fund's net asset value and, correspondingly, distributions of the Fund's income will reduce the Fund's net asset value.
The tax treatment and characterization of the Fund's distributions may vary significantly from time to time because of the varied nature of the Fund's investments. The ultimate tax characterization of the Fund's distributions made in a fiscal year cannot finally be determined until after the end of that fiscal year. In addition, the Fund's distribution policy may, in certain situations, cause the Fund to make distributions to shareholders in excess of the minimum amounts of such distributions required to avoid liability for federal income and excise taxes. As a result, there is a possibility that the Fund may make total distributions during a fiscal year in an amount that exceeds the Fund's earnings and profits for U.S. federal income tax purposes. In such situations, the amount by which the Fund's total distributions exceed earnings and profits would generally be treated as a return of capital reducing the amount of a shareholder's tax basis in such shareholder's shares, with any amounts exceeding such basis treated as gain from the sale of shares.
Dividends may be reinvested automatically in shares of a Fund at net asset value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your financial professional, Financial Intermediary or the Fund. Although this cannot be predicted with any certainty, it is anticipated that a significant amount of a Fund's dividends, if any, will consist of income. Capital gains may be taxable to you at different rates depending on how long a Fund held the assets sold.
Change to the Fund's Contractual Expense Caps
The following replaced footnote 4 to the fee and expense table for under the section of the Summary Prospectus for Investor A and Institutional Shares entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund" and the section of the Prospectus for Investor A and Institutional Shares entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund":
As described in the "Management of the Funds" section of the Fund's prospectus beginning on page 65, BlackRock has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 0.70% (for Investor A Shares) and 0.45% (for Institutional Shares) of average daily net assets through April 30, 2018. The Fund may have to repay some of these waivers and/or reimbursements to BlackRock in the two years following such waivers and/or reimbursements. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of BlackRock Funds II or by a vote of a majority of the outstanding voting securities of the Fund.

The table disclosing contractual caps in the section of the Prospectus for Investor A and Institutional Shares entitled "Management of the Funds - BlackRock" was deleted with respect to the BlackRock Investment Grade Bond Portfolio and the following table was added:








    Contractual Caps1 on Total Annual Fund
    Operating Expenses2 (excluding Dividend
    Expense, Interest Expense, Acquired Fund
    Fees and Expenses and certain other Fund expenses)

Managed Income Fund

Investor A Shares
     0.70%
Institutional Shares
     0.45%




1
The contractual caps are in effect through April 30, 2018. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund.

2
As a percentage of average daily net assets.
The following replaced footnote 3 to the fee and expense table for under the section of the Summary Prospectus for Class K Shares entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund" and the section of the Prospectus for Class K Shares entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund":
As described in the "Management of the Funds" section of the Fund's prospectus beginning on page 44, BlackRock Advisors, LLC has contractually agreed to waive and/or reimburse fees or expenses in order to limit Total Annual Fund Operating Expenses After Fee Waivers and/or Expense Reimbursements (excluding Dividend Expense, Interest Expense, Acquired Fund Fees and Expenses and certain other Fund expenses) to 0.40% of average daily net assets through April 30, 2018. The Fund may have to repay some of these waivers and/or reimbursements to BlackRock Advisors, LLC in the two years following such waivers and/or reimbursements. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of BlackRock Funds II or by a vote of a majority of the outstanding voting securities of the Fund.
The table disclosing contractual caps in the section of the Prospectus for Class K Shares entitled "Management of the Funds
- BlackRock" was deleted with respect to the BlackRock Investment Grade Bond Portfolio and replaced with the following:




    Contractual Caps1 on Total Annual Fund
    Operating Expenses2 (excluding Dividend
    Expense, Interest Expense, Acquired Fund
    Fees and Expenses and certain other Fund expenses)

Managed Income Fund
    0.40%


1
The contractual caps are in effect through April 30, 2018. The contractual agreement may be terminated upon 90 days' notice by a majority of the non-interested trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund.

2
As a percentage of average daily net assets.



Change to the Fund's Initial Sales Charge Breakpoints for
Investor A Shares
The following replaced footnote 1 to the fee and expense table for under the section of the Summary Prospectus for Investor A and Institutional Shares entitled "Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund" and the section of the Prospectus for Investor A and Institutional Shares entitled "Fund Overview - Key Facts About BlackRock Investment Grade Bond Portfolio - Fees and Expenses of the Fund":
A contingent deferred sales charge ("CDSC") of 0.50% is assessed on certain redemptions of Investor A Shares made within 18 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $250,000 or more. The "Share Classes at a Glance" chart in the section of the Prospectus for Investor A and Institutional Shares entitled "Account Information - How to Choose the Share Class that Best Suits Your Needs" was amended to delete the row captioned "Deferred Sales Charge?" applicable to Investor A Shares, and to replace it with the following:




Deferred Sales Charge?

No. (May be charged for purchases of $1
million ($250,000 for the Managed Income
Fund) or more that are redeemed within 18 months.)


The chart in the section of the Prospectus for Investor A and Institutional Shares entitled "Account Information - Details About the Share Classes - Investor A Shares - Initial Sales Charge Option" solely with respect to the Fund was replaced with the following:

Managed Income Fund



INFORMATION DISPLAYED IN FOLLOWING ORDER:

Your Investment
Sales Charge as a % of Offering Price
Sales Charge as a % of Your Investment1
Dealer Compensation as a % of Offering Price

Less than $25,000
  4.00%
  4.17%
  3.75%

$25,000 but less than $100,000
  3.75%
  3.90%
  3.50%

$100,000 but less than $250,000
  3.50%
  3.63%
  3.25%


$250,000 and over2
  0.00%
  0.00%
  - 2


1
Rounded to the nearest one-hundredth percent.

2
If you invest $250,000 or more in Investor A Shares, you will not pay an initial sales charge. In that case, BlackRock compensates the financial intermediary from its own resources. However, if you redeem your shares within 18 months after purchase, you may be charged a deferred sales charge of 0.50% of the price of the shares when purchased or the net asset value of the shares on the redemption date (whichever is less). Such deferred sales charge may be waived in connection with certain fee-based programs.


The first paragraph in the section of the Prospectus for Investor A and Institutional Shares entitled "Account
Information - Details About the Share Classes - Investor A
Shares at Net Asset Value" was deleted in its entirety and replaced with the following:


If you invest $1,000,000 or more in Investor A Shares of the GNMA Portfolio, the Inflation Protected Bond Portfolio or the U.S. Government Bond Portfolio or $250,000 or more in Investor A Shares of the Managed Income Fund, you will not pay any initial sales charge. However, if you redeem your Investor A Shares within 18 months after purchase, you may be charged a deferred sales charge of (i) 0.15% for the Inflation Protected Bond Portfolio and (ii) 0.50% for the GNMA Portfolio, Managed Income Fund and U.S. Government Bond Portfolio of the lesser of the original cost of the shares being redeemed or your redemption proceeds. For a discussion on waivers, see "Contingent Deferred Sales Charge Waivers."